SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: June 10, 2004
                      (Date of Earliest Event Reported)

                         COMMAND SECURITY CORPORATION
            (Exact name of Registrant as Specified in its Charter)

                                   New York
                           (State of Incorporation)

                                   0-18684
                           (Commission File Number)

                                  14-1626307
                      (IRS Employer Identification No.)

                Lexington Park, Lagrangeville, New York 12540
                   (Address of Principal Executive Offices)

                                (845) 454-3703
                       (Registrant's Telephone Number)

Item 1-Item 4     Not Applicable.

Item 5 Other Events.    Not Applicable.

Item 6            Not Applicable.

Item 7            Financial Statements and Exhibits.

                           (a),(b)

                           (c) Exhibits

                                    (i) Press release dated June 10, 2004.

Item 8.           Not applicable.

Item 9.           Not applicable.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2004                          COMMAND SECURITY CORPORATION

                                             By: /s/ Gordon Robinett
                                                 Gordon Robinett
                                                 Chief Financial Officer

FOR IMMEDIATE RELEASE  CONTACT: William C. Vassell     Donald Radcliffe
                                Chairman & President   Radcliffe & Associates
                                Tel: (845) 454-3703    Tel: (212) 605-0201


             COMMAND TO RECEIVE $2 MILLION IN SETTLEMENT WITH FAA


Lagrangeville, New York *** June 10, 2004 *** Command Security Corporation (OTCBB: CMMD) announced today that it has satisfactorily completed its negotiations with the FAA concerning the hold back by the FAA of $2.9 million in payments due for pre-board screening at airports prior to federalization in 2002. The amount to be paid to Command is $1.96 million.

William C. Vassell, President and CEO of Command, stated, "We expect to receive payment within the next few weeks. This settlement will significantly reduce the Company's indebtedness. Command's staff and its professionals have worked tirelessly over the past many months to make this settlement a reality and we are very pleased with the results."

Based on reserves previously taken, it is expected that the settlement will have a slightly positive impact on earnings for the fourth quarter ended March 31, 2004.

About Command

Command Security Corporation provides security services through company-owned offices in New York, New Jersey, California, Illinois, Connecticut, Florida, Massachusetts, Pennsylvania, Maryland and Oregon.

Statements in this press release other than statements of historical fact are "forward-looking statements." Such statements are subject to certain risks and uncertainties including the demand for the Company's services, litigation, labor market, and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward looking statements. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.